Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 033-22925 of Charter National Variable Annuity Account (the "Account") of Charter National Life Insurance Company (the "Company") on Form N-4 of our report dated February 13, 2004 relating to the financial statements and the related financial statement schedules of the Company, and our report dated March 31, 2004 relating to the financial statements of the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April 19, 2004